EXHIBIT 4.8



                         SEVENTH AMENDMENT TO THE
                SIMON DEBARTOLO GROUP AND ADOPTING ENTITIES
                           MATCHING SAVINGS PLAN

                 (As Last Restated Effective April 1, 1997
              and as Last Amended Effective December 1, 1997)


   Pursuant to rights reserved under Section 19.1 of the Simon DeBartolo Group and Adopting Entities Matching Savings Plan (as last restated effective April 1, 1997, and as last amended effective December 1, 1997) (the "Plan"), Simon DeBartolo Group, L.P., by action of its general partner, Simon DeBartolo Group, Inc., amends the Plan, effective as of September 24, 1998 as follows:

   1. References to "Simon DeBartolo Group" shall be changed to "Simon Property Group" where applicable, to reflect the change of the name of the Company and Simon DeBartolo Group, Inc.

   2. Section 2.18 of the Plan is amended and restated to provide in its entirety as follows:

     2.18. EMPLOYER means the Company, any related entities that have adopted this Plan pursuant to Section 22.1 of this Plan, and their successors in interest.

   3. Section 2.28 of the Plan is amended and restated to provide in its entirety as follows:

     2.28. PERIOD OF SERVICE means the period, beginning on and after January 1, 1994, commencing on the date a person first credited with an Hour of Service for the Group and ending on the date a Period of Severance begins, including any Approved Absence and also including any Period of Separation of less than twelve (12) consecutive months. The Period of Service of each Employee shall also include each full and partial Year of Service earned by that Employee prior to January 1, 1994 under the method for crediting service provided in this Plan for that period. This Section 2.28 (along with Section 8.2) is intended to reflect a change, effective January 1, 1994, from the general method of crediting vesting service (as described in Section 2530.200b-2 of the Department of Labor Regulations) to the elapsed time method of crediting vesting service (as described in Section 2530.200b-9 of the Department of Labor Regulations). The Period of Service and Years of Service of each Employee who was employed by DPMI as of August 9, 1996 shall include service with DPMI both before and after the date on which DPMI became a member of the Group. The Period of Service and Years of Service of each Employee who was employed by CPI immediately prior to becoming an Employee, shall include his service with CPI.

   4. A new Section 2.52 is added to the Plan to provide in its entirety as follows:
     2.52. CPI means Corporate Property Investors and its affiliates and predecessors in interest (including Pembrook Management, Inc.).

   5. A new Section 2.53 is added to the Plan to provide in its entirety as follows:

     2.53. CPI PLAN means the Corporate Property Investors Employee 401(k) Savings Plan, as amended from time to time.

   6. A new Section 3.7 is added to the Plan to provide in its entirety as follows:

     3.7. TRANSITION RULE FOR CPI EMPLOYEES. Each Employee who was a participant in the CPI Plan as of the date immediately preceding the date his employment with an Employer commences, shall: (a) become a Participant, with respect to the right to make Before-Tax Contributions (pursuant to Section 4.1) and receive Company Matched Contributions (pursuant to Section 5.2), on the date he complies with
   Section 3.3; and (b) automatically become a Participant on the date his employment with an Employer commences, without the need to comply with Section 3.3, for every other purpose of the Plan, including the right to receive a Profit-Sharing Contribution (pursuant to Section 5.12). Each Employee who was an employee of CPI as of the date immediately preceding the date his employment with an Employer commences, but was not eligible to participate in the CPI Plan as of that date, shall be eligible to become a Participant in this Plan as of the first Enrollment Date coincidental with or next following the date on which he satisfies the requirements of Section 3.1 of this Plan.


   This  Seventh   Amendment   has  been  executed  this  ________  day  of
_____________, 1998.

                                 SIMON PROPERTY GROUP, L.P.

                                 By:SIMON PROPERTY GROUP, INC.,
                                    its general partner

                                 Signature


                                 Printed                               Name


                                 Title


                                 Date